Exhibit 99.(11)(a)

1095 Avenue of the Americas
New York, NY 10036-6797
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com

October 8, 2014

Morgan Stanley Institutional Fund, Inc.

522 Fifth Avenue

New York, New York 10036

Re:                             Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel for Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the “Fund”), in connection with the preparation and filing of a registration statement on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the proposed issuance by the Fund of Class A, Class L and Class I shares of common stock of the Select Global Infrastructure Portfolio (“Global Infrastructure Portfolio”), a series of the Fund, each with par value of $0.001 per share (the “Acquiring Fund Shares”) pursuant to an Agreement and Plan of Reorganization, dated as of September 17, 2014 (the “Reorganization Agreement”), between Morgan Stanley Global Infrastructure Fund ( “MS Global Infrastructure”) and the Fund, on behalf of the Global Infrastructure Portfolio, pursuant to which substantially all of the assets and the liabilities of MS Global Infrastructure will be transferred to the Global Infrastructure Portfolio in exchange for shares of the Acquiring Fund Shares (the “Reorganization”).  This opinion letter is being furnished to the Fund in accordance with the requirements of Item 16 of Form N-14 under the 1933 Act, and no opinion is expressed herein as to any matter other than as to the legality of the Acquiring Fund Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)                  the Registration Statement;

(ii)               the Reorganization Agreement;

(iii)            the corporate charter of the Fund;

(iv)           the Bylaws of the Fund; and

(v)              resolutions of the board of directors of the Fund relating to, among other things, the authorization and issuance of the Acquiring Fund Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials.  As to matters of Maryland law contained in this opinion, we have relied upon the opinion of Ballard Spahr LLP, dated October 8, 2014.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.  In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that the issuance of the Acquiring Fund Shares has been duly authorized by all necessary corporate action on the part of the Fund and when such Acquiring Fund Shares are issued and delivered by the Fund as contemplated by the Registration Statement and the Reorganization Agreement against payment of the consideration therein described, such Acquiring Fund Shares will be validly issued, fully paid and non-assessable.

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in proxy statement and prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP